MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Legend Mining Inc., of our report dated May 19, 2008 on our audit of the financial statements of Legend Mining Inc. as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception July 1, 2007 through March 31, 2008, and the reference to us under the caption “Experts.”

We consent to the use, of our report dated August 22, 2008 of the reviewed financials of Legend Mining Inc. as of June 30, 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three-month period ended June 30, 2008 and from inception July 1, 2007 through March 31, 2008 and from inception July 1, 2007 through June 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
August 28, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501